SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 1999

                              Saba Petroleum Company
                           ___________________________
                (Exact name of registrant as specified in its charter)

     Delaware                   1-12322                  47-0617589
_______________________        ___________            _________________
(State or other jurisdiction   (Commission             (IRS Employer
       of incorporation)       File Number)         Identification No.)



   3201 Airpark Drive, Suite 201
      Santa Maria, CA                                       93455
_____________________________________                   _____________
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code: (805) 347-8700


                                  Not Applicable
                     ___________________________________________
           (Former name or former address, if changed since last report)


Item 4.     Changes in Registrant's Certifying Accountant.

     After approximately a month of interviews and discussions, Saba's board of directors approved the engagement of Arthur Andersen LLP as Saba's independent accountants, which agreement was finalized on February 10, 1999.

     By a letter delivered to Saba Petroleum Company on February 3, 1999, PricewaterhouseCoopers LLP resigned as the independent accountants for Saba. Such letter did not indicate any reason for the resignation.

     The reports of PricewaterhouseCoopers on the Saba financial statements for the years ended December 31, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainty, audit scope, or accounting principles. The report of PricewaterhouseCoopers dated April 15, 1998 contained an explanatory paragraph regarding Saba's ability to continue as a going concern.

     During Saba's two most recent fiscal years and through the date of the resignation of PricewaterhouseCoopers as Saba's independent accountants, Saba did not have any disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 11, 1999         SABA PETROLEUM COMPANY

                                    /s/ Randeep S. Grewal
                                By: _____________________________
                                    Randeep S. Grewal,
                                    Chief Executive Officer